QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2002

Pharmacopeia, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27188 (Commission File Number)	38-0557266 (IRS Employer Identification No.)

CN 5350, Princeton, NJ 08543-5350
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (609) 452-3600

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.

  Adoption of Stockholder Rights Plan

        On September 4, 2002 (the "Rights Dividend Declaration Date"), the Board of Directors of Pharmacopeia, Inc., a Delaware corporation (the "Company"), declared a dividend of one right (a "Right") for each outstanding share of Common Stock, par value $.0001 per share of the Company ("Common Stock"). The dividend is payable on September 17, 2002 (the "Record Date") to stockholders of record of shares of Common Stock at the close of business on the Record Date. The Board of Directors of the Company also authorized the issuance of one Right for each share of Common Stock issued after the Record Date and prior to the earliest of the Distribution Date (as defined below), the redemption of the Rights and the final expiration date of the Rights. Except as set forth below and subject to adjustment as provided in the Rights Agreement (as defined below), each Right entitles the registered holder thereof to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock (the "Preferred Stock") of the Company, at an exercise price of $60.00 per Right (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement, dated as of September 6, 2002 (the "Rights Agreement"), between the Company and American Stock Transfer & Trust Company, a New York company, as rights agent (the "Rights Agent").

        Initially, the Rights will not be exercisable, certificates will not be sent to the stockholders and the Rights will automatically trade with the shares of Common Stock.

        The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (A) the close of business on the tenth calendar day after the first date of a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of fifteen percent (15%) or more of the shares of Common Stock then outstanding (the date of such announcement being the "Stock Acquisition Date" and the person or persons acquiring fifteen percent (15%) or more of outstanding Common Stock being an "Acquiring Person"), or (B) the close of business on the tenth business day (or such later date as the Board shall determine prior to any person or group of affiliated or associated persons becoming an Acquiring Person) after the date that a tender or exchange offer by a person is first published, sent or given, if upon consummation thereof, such person would become an Acquiring Person (the earlier of such dates being called the "Distribution Date").

        Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for shares of Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

        The Rights are not exercisable until the Distribution Date and, unless earlier redeemed by the Company as described below, will expire at the close of business on September 4, 2012.

        As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. All shares of Common Stock issued prior to the Distribution Date will be issued with Rights. Shares of Common Stock issued after the Distribution Date will be issued with Rights if such shares are issued pursuant to the exercise of stock options or under an employee benefit plan, or upon the conversion of securities issued after adoption of the Rights Agreement. Except as otherwise determined by the Board of Directors, no other shares of Common Stock issued after the Distribution Date will be issued with Rights.

        In the event that any person at any time after the Rights Dividend Declaration Date shall become an Acquiring Person, each holder of a Right (other than an Acquiring Person) will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Exercise Price of the Right. The

Exercise Price is the Purchase Price multiplied by the number one one-hundredths of a share of Preferred Stock issuable upon exercise of a Right prior to any of the events described in this paragraph (initially, one). Notwithstanding any of the foregoing, if any person becomes an Acquiring Person after the Rights Dividend Declaration Date, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by such Acquiring Person will be null and void. However, Rights are not exercisable until such time as the Rights are no longer redeemable by the Company as set forth below.

        For example, at an exercise price of $60.00 per Right, if any person becomes an Acquiring Person after the Rights Dividend Declaration Date, each Right not owned by such Acquiring Person (or by certain related parties) would entitle its holder to purchase $120.00 worth of Common Stock (or other consideration, as noted above) for $60.00. Assuming that the Common Stock had a per share value of $20.00 at such time, the holder of each valid Right would be entitled to purchase 6 shares of Common Stock for $60.00.

        In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction, (ii) any person merges with and into the Company and the Company shall be the surviving entity and in connection with the merger all or a part of the Company's common stock shall be changed into or exchanged for other securities, cash or other property, or (iii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

        The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for shares of Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

        No adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Common Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

        At any time until ten calendar days following the Stock Acquisition Date or the final expiration date of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $.0001 per Right (payable, at the election of the Company, in cash, Common Stock or such other consideration as the Board of Directors may determine). At any time after any person becomes an Acquiring Person, at the election of the Board of Directors of the Company, the outstanding Rights (other than those beneficially owned by an Acquiring Person or an affiliate or associate of an Acquiring Person) may be exchanged, in whole or in part, for shares of Common Stock at an exchange ratio of one share of Common Stock per Right. Immediately upon the action of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights which are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange.

        Until a Right is exercised, the holder thereof, as such, will have no rights a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

        At any time prior to the earlier of the Distribution Date or the occurrence of a Triggering Event, the Company may, without the approval of any holder of the Rights, supplement or amend any provision of the Rights Agreement. Thereafter, the Rights Agreement may be amended only to cure ambiguities, to correct inconsistent provisions, to shorten or lengthen any time period thereunder or in ways that do not adversely affect the Rights holders (other than an Acquiring Person). From and after the earlier of the Distribution Date or the occurrence of a Triggering Event, the Rights Agreement may not be amended to (A) shorten the final expiration date of the Rights or (B) lengthen (1) a time period relating to when the Rights may be redeemed, or to modify the ability (or inability) of the Board of Directors to redeem the Rights, in either case at such time as the Rights are not then redeemable, or (2) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights (other than an Acquiring Person).

        Each share of outstanding Common Stock on September 17, 2002 will have one Right attached thereto. Until the Distribution Date, the Company will issue one Right with each share of Common Stock that shall become outstanding so that all such shares will have attached Rights.

        The Rights have certain antitakeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being acquired. Accordingly, the existence of the Rights may deter certain acquirors from making takeover proposals or tender offers.

        The Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit A the Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock and as Exhibit B the Form of Right Certificate, is attached hereto as an exhibit and incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 7(c). Exhibits

4.1	Rights Agreement, dated as of September 6, 2002, between Pharmacopeia, Inc. and American Stock Transfer & Trust Company, as Rights Agent, which includes as Exhibit A thereto the Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock and Exhibit B thereto the Form of Right Certificate.
99.1	Press Release of the Company, dated September 4, 2002.

SIGNATURE

        Pursuant to the requirements of the Signature Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PHARMACOPEIA, INC.
By:	/s/ MICHAEL G. LENAHAN
Name: Michael G. Lenahan Title: Executive Vice President and General Counsel

Dated: September 10, 2002

EXHIBIT INDEX

Exhibit Number	Description
4.1	Rights Agreement, dated as of September 6, 2002, between Pharmacopeia, Inc. and American Stock Transfer & Trust Company, as Rights Agent, which includes as Exhibit A thereto the Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock and Exhibit B thereto the Form of Right Certificate.
99.1	Press Release of the Company, dated September 4, 2002.

QuickLinks

SIGNATURE
EXHIBIT INDEX